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                                                                  EXHIBIT 24.1

                                POWER OF ATTORNEY

      We, the undersigned directors of PACIFIC INTERNATIONAL ENTERPRISES, INC., do hereby constitute and appoint Binks Graval, our true and lawful attorney and agent, to do any and all acts and things in our name and behalf in our capacities as directors and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorney and agent may deem necessary or advisable to enable said corporation to comply with the Securities Exchange Act of 1934, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission, in connection with this Annual Report on Form 10-KSB, including specifically, but without limitation, power and authority to sign for us or any of us in our names and in the capacities indicated below, any and all amendments hereof; and we do hereby ratify and confirm all that the said attorney and agent shall do or cause to be done by virtue hereof.

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Signatures                             Title                       Date
----------                             -----                       ----
/s/ BINKS GRAVAL                      Director                  July 2, 1997
----------------------------
    Binks Graval


/s/ RICHARD W. PERKINS                Director                  July 2, 1997
----------------------------
    Richard W. Perkins


/s/ ANTHONY BROUGHTON                 Director                  July 2, 1997
----------------------------
    Anthony Broughton
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